Exhibit 10.8

ADDITIONAL NOTE

$118,908.00	June 10, 2015

FOR VALUE RECEIVED, Hydrocarb Energy Corporation, a Nevada corporation (the “Borrower”), hereby promises to pay Quintium Private Opportunities Fund, LP, a Delaware limited partnership, its successors and assigns (the “Lender”) at 9202 S. Northshore Drive, Suite 301, Knoxville, TN 37922, or at such other place as the Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of One Hundred Eighteen Thousand Nine Hundred Eight Dollars ($118,908). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

This additional note “Additional Note” is issued pursuant to, and is subject to the terms and conditions set forth in, that certain Amended and Restated Credit Agreement, originally dated as of August 15, 2014 and with a Restatement Effective Date of June 10, 2015, among the Borrower, the other Persons named therein as members of the Borrower Group, the Lenders named therein, and the Agent for the Lenders, and evidences the Additional Loan made by the Lender thereunder (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and is entitled to the benefit and security of the Credit Agreement, the Guaranty and Collateral Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Additional Loan evidenced hereby is made and is to be repaid. The principal balance of the Additional Loan, any rates of interest applicable thereto and the date and amount of payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or this Additional Note.

The Credit Agreement provides for the acceleration of the maturity of this Additional Note upon the occurrence of certain events, for prepayments of the Additional Loan upon the terms and conditions specified therein and other provisions relevant to this Additional Note. Borrower and any and all endorsers, guarantors and sureties severally waive notice (including, without limitation, notice of intention to accelerate maturity and/or notice of acceleration of maturity), demand, presentment for payment, protest and the filing of suit hereon for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Additional Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Additional Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which, to the extent not expressly required or otherwise provided for under the Credit Agreement, are hereby expressly waived by the Borrower), be declared, and immediately shall become, due and payable.

In addition to any rights of the Lender under the Credit Agreement, if default is made in the payment of this Additional Note and it is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, the Borrower agrees to pay reasonable attorneys’ fees and other costs of collection.

Time is of the essence of this Additional Note.

Except as provided in the Credit Agreement, this Additional Note may not be assigned by the Lender to any Person.

THIS ADDITIONAL NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the party hereto has caused this Additional Note to be duly executed as of the day and year first written above.

HYDROCARB ENERGY CORPORATION

By:	/s/ Kent P. Watts
	Name:	Kent P. Watts
	Title:	CEO

[Signature page to Additional Note--Quintium]